Exhibit 10.1

EXECUTION VERSION

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (this “Agreement”) is entered into as of January 21, 2019 (“Effective Date”) by and between Mellanox Technologies Ltd., an Israeli company, with its principal place of business at 26 HaKidma St., Ofer Industrial Park, Yokneam 2069200, Israel (“Mellanox”) and H3C Technologies Co., Limited, a Hong Kong company, with its principal place of business at Room 2301, Caroline Ctr Lee Gardens Two, 28 Yun Ping Road Causeway Bay, Hong Kong (“H3C”). Mellanox and H3C may be referred to in this Agreement, individually, as a “Party,” and collectively, as the “Parties”.
RECITALS
WHEREAS, Mellanox is an Israeli company engaged in the development and supply of end-to-end interconnect solutions for data center servers and storage systems;
WHEREAS, H3C is a leading provider of digital telecommunications equipment;
WHEREAS, H3C desires to license from Mellanox certain intellectual property owned by Mellanox and relating to Mellanox's [****] for H3C’s use in the design and manufacture of semiconductor integrated circuit products proprietary to H3C;
WHEREAS, in connection with such license, the Parties desire for Mellanox to provide to H3C certain technical support and other services related to H3C’s development of such integrated circuit products, all in accordance with the terms and conditions of this Agreement; and
WHEREAS, in connection with license and this Agreement, the Parties desire to enter into a strategic supply arrangement, pursuant to which H3C will commit to purchase from certain minimum volumes of Mellanox products.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties hereby agree as follows:
AGREEMENT
1.DEFINITIONS.
Section 1.1.    For purposes of this Agreement the following capitalized terms will have the meanings set forth below:
“Affiliate(s)” means, as to any entity, any other entity which is (i) directly or indirectly controlling such first entity; (ii) under the same direct or indirect control as such first entity; or (iii) which is directly or indirectly controlled by such first entity (such controlled entity being a

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Subsidiary”). For purpose of this definition, “control” means direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock or other voting interests in an entity, or the ability to direct the affairs and/or to control the composition of the board of directors or equivalent body of an entity. An entity will be deemed an Affiliate (or Subsidiary) only for so long as such control exists during the term of this Agreement.
“Background Technology” means, with respect to a Party, all Technology developed, authored, created or acquired by or for such Party or its Affiliates either (i) prior to the commencement of this Agreement or (ii) independently of its activities under this Agreement and without any use of any information, data or other materials provided by the other Party under this Agreement. For the avoidance of doubt, all Licensed Technology constitutes Mellanox Background Technology.
“Change in Control” means any of the following transactions: (a) the sale or other transfer to any person of more than fifty percent (50%) of the total combined voting power of a Party’s outstanding voting capital stock in one or more related transactions; or (b) the sale or other transfer of all or substantially all of the assets of a Party in one or more related transactions; (c) a merger, consolidation or acquisition of a Party with, by or into another corporation (or series of related transactions culminating in such merger, consolidation or acquisition), except for a transaction the principal purpose of which is to change such Party’s state of domicile, or (d) any merger, consolidation or acquisition or series of related transactions culminating in such merger, consolidation or acquisition in which a Party is the surviving entity but in which more than fifty percent (50%) of the total combined voting power of such Party’s outstanding voting capital stock are transferred to a person or persons different from those who held such voting capital stock immediately prior to such event.
“Confidential Information” means any and all information and materials which a Party or any of its Affiliates (the “Disclosing Party”) has disclosed or otherwise made available to the other Party or its Affiliate (the “Recipient”) or which the Recipient has observed or otherwise obtained from the Disclosing Party, whether made available in writing, orally or in graphic or electronic form, that are marked in writing as confidential or proprietary or, if disclosed orally or in other intangible form that is not so marked, that are identified as confidential or proprietary at the time of such disclosure and summarized in writing and transmitted to the Recipient within 30 days of such disclosure, and any portions, extracts, copies and derivatives of the foregoing. For the avoidance of doubt, Confidential Information includes information and materials of third parties that is in the Disclosing Party’s possession and otherwise meets the requirements set forth above. Without limiting the generality of the foregoing, all of the Licensed Technology will be deemed Confidential Information of Mellanox.
“Development and Support Fee” has the meaning set forth in  Section 5.1.
“Development and Support Services” has the meaning set forth in Section 3.1.
“Fees” means, collectively, the License Fees and Development and Support Fees.
“[****]” means the [****] containing Licensed Technology delivered in [****] and in [****] that has been or is intended to be mass-produced.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“H3C Personnel” means H3C and its Affiliates’ employees and consultants, including any third party contractors retained by H3C or its Affiliates.
“Intellectual Property Rights” means any or all rights in, arising out of, or associated therewith: (i) patents and patent applications in any country or jurisdiction, and all reissues, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, non-public information and all documentation related to any of the foregoing; (iii) all copyrights, copyright registrations and applications, and all other rights corresponding thereto throughout the world; and (iv) all mask works, mask work registrations and applications throughout the world.
“License” has the meaning set forth in  Section 2.1(a).
“License Fee” has the meaning set forth in Section 5.1.
“Licensed Technology” means Mellanox’s proprietary know-how, data and other technology related to its [****] that are owned by Mellanox or any of its Affiliates and are necessary or useful for or related to the development, design, manufacturing, testing, verification, support and commercialization by or for H3C of the [****], including as specified in Exhibit A hereto.
“Mellanox Dedicated Personnel” has the meaning set forth in Section 3.1(a).
“Mellanox Intellectual Property Rights” means any and all Intellectual Property Rights which are (i) owned or controlled by Mellanox during the Term, and (ii) embodied in or which would be infringed by the use of the Licensed Technology or Updates delivered to H3C under this Agreement.
“Mellanox Competitors” means the entities listed on Exhibit C, including their Affiliates, as such list may be updated from time to time in good faith upon the mutual agreement of the Parties.
“Mellanox Products” means Mellanox Ethernet and InfiniBand portfolio: Ethernet switches, Ethernet NICs, InfiniBand HCAs, system-on-a-chip (SOC), LinkX products: optical AOC/transceivers, DACs, VOAs, InfiniBand switches, NPUs and any other products and materials.
“[****]” means integrated circuit products developed by or for H3C that are based on or incorporate all or a part of the Licensed Technology and are designed to be embedded in H3C [****], and which are identified by H3C with a unique H3C part number, including [****].
“[****] Technology” means all (i) Technology invented, discovered, conceived, developed or created by or for H3C to the extent relating to [****]; (ii) Technology invented, discovered, conceived, developed or created jointly by H3C Personnel and Mellanox Dedicated Personnel in the course of performing this Agreement, solely to the extent relating to [****] (“Jointly Developed [****] Technology”); (iii) Project Deliverables; and (iv) any modifications, improvements or derivative works of any of the foregoing (but expressly excluding, in each of the foregoing cases, any underlying Background Technology).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Project Deliverables” means any items developed by or for Mellanox for delivery to H3C as part of the performance of the Development and Support Services, in each case that are related to [****], as specified in a written statement of work executed by the Parties, including those identified therein as project deliverables to be owned by H3C (such items, excluding, for the avoidance of doubt, any Licensed Technology and Updates).
“Quarterly Purchase Commitment” has the meaning set forth in Section 8.2.
“[****]” has the meaning set forth in Section 5.2(a).
“Sell” means to sell, lease or otherwise distribute, transfer or dispose of a product on a commercial basis (whether as a standalone product or as integrated, incorporated or included as part of any other products or services) to an independent, unrelated third party (“Sold,” “Sale” and other forms of “Sell” shall have the same meaning). For purposes of payment and accounting to Mellanox for [****], a “Sale” of a [****] will be deemed to have occurred upon the earlier of (i) the date of shipment of the [****] (or a product incorporating or integrating the [****]) to the third party buyer, and (ii) the date of dispatch of a bill or invoice for such [****].
“Service Plan” means the support services plan attached hereto as Exhibit B, which sets forth the details of the Development and Support Services, including, without limitation, the number of Mellanox Dedicated Personnel and their expertise and qualifications, and the duration and frequency of the respective Development and Support Services (on-site support and off-site support), as such plan may be amended upon the mutual written agreement of the Parties.
“Supply Agreement” means, as applicable, (i) those certain Mellanox Standard Terms and Conditions of Sale, or (ii) such other supply agreement as the Parties may enter into setting forth terms and conditions under which H3C will order from Mellanox, and Mellanox will supply to H3C, Mellanox Products. The Parties will use their best efforts to enter into the supply agreement within [****] following the Effective Date.
“Subcontractor” means a third party contractor or service provider engaged by H3C to provide services to H3C in connection with the design, development, manufacturing or distribution of [****].
“Support Period” means the period commencing on the Effective Date and ending upon the earlier of (i) [****] following the Effective Date; and (ii) [****].
“Technology” means information, know-how, data and other technology, including, without limitation, works of authorship, inventions, creations, ideas, computer programs (in source code, object code or any other format), firmware, IP blocks, documentation, developments, technical information, specifications, designs, drawings, writings, schematics, methods, procedures, concepts, techniques, protocols, hardware and products.
“Term” has the meaning set forth in Section 10.1.
“Total Purchase Commitment” has the meaning set forth in Section 8.2.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

“Update” means any error correction, bug fixes or revision to the Licensed Technology made by or for Mellanox and provided to H3C pursuant to this Agreement.
Section 1.2.    Language; Interpretation. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will not be binding upon the parties hereto. All notices to be made or given pursuant to this Agreement will be in the English language. The terms “this Agreement,” “hereof,” “hereunder” and any similar expressions refer to this Agreement and not to any particular article or other portion hereof. As used in this Agreement, the words “include” and “including,” and variations thereof, will be deemed to be followed by the words “without limitation,” and “discretion” means sole discretion.
2.TECHNOLOGY LICENSE
Section 2.1.    License Grant.
(a)    License Grant. Subject to the terms and conditions set forth in this Agreement, including payment of any License Fees [****] that are due and payable under the terms and conditions of this Agreement, Mellanox hereby grants to H3C a non-exclusive, worldwide, non-transferable (except to the extent permitted under the assignment provision in this Agreement), non-sublicensable (except to Subcontractors or Affiliates as set forth below), perpetual, irrevocable (except as set forth in this Agreement), royalty- and license fee-bearing, limited license, under the Mellanox Intellectual Property Rights, to use, reproduce, create derivative works of and otherwise modify, display, perform (publicly or otherwise) the Licensed Technology and Updates solely for the purpose of designing and developing (including having designed or developed subject to Section 2.1(b) below), making (including having made, tested and verified subject to Section 2.1(b) below), using, selling, offering to sell, importing, distributing (including having distributed subject to Section 2.1(b) below) or otherwise disposing of and commercializing [****], whether on a standalone basis or as integrated, incorporated or included as part of any other products or services of H3C or any of its Affiliates (the “License”). For the avoidance of doubt, the License excludes the use of or other exercise of rights to any Technology and Intellectual Property Rights therein owned by any third party, including any third party Technology that may be included or incorporated into or used with the Licensed Technology or Updates, and H3C acknowledges and agrees that it may have to enter into separate agreements with the applicable third parties to license or sublicense such Technology and Intellectual Property Rights therein.
(b)    Subcontactors. Pursuant to the License, H3C has the right to subcontract (and grant corresponding sublicenses under its rights in the License for) the design, development, manufacturing, testing, verification and distribution of the [****] to its Subcontractors under the “have designed or developed,” “have made, tested and verified” or “have distributed” rights granted to H3C in the License; provided that (i) H3C may in no event grant any such sublicense or disclose or provide any Licensed Technology to any Mellanox Competitor; (ii) each Subcontractor agrees in writing not to use any Licensed Technology for any purpose other than designing, developing, manufacturing, testing, verifying or distributing the [****], as applicable, in accordance with all of the terms and conditions of this Agreement, including confidentiality obligations, and to return to H3C all Licensed Technology and other Confidential Information provided to the Subcontractor upon the completion or termination of Subcontractor’s work (or upon H3C’s request); and (iii) H3C

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

will be responsible for any unauthorized disclosure or misuse of any Licensed Technology by any such Subcontractor. H3C may disclose Licensed Technology to a Subcontractor only to the extent necessary for such Subcontractor to carry out its subcontracting services for H3C. Nothing herein will be deemed to grant any Subcontractor any license under any Mellanox Intellectual Property Rights. H3C also agrees that Mellanox is an intended third-party beneficiary with respect to the enforcement of the confidentiality provisions against each Subcontractor that is provided with Licensed Technology or other Confidential Information.
(c)    Sublicensing to Affiliates. In addition to and not in lieu or limitation of H3C’s right to sublicense Subcontractors pursuant to Section 2.1(b) above, H3C will have the right to sublicense the rights granted to it under the License to its Affiliates (with the right to further sublicense to its subcontractors pursuant to the terms and conditions as stated in Section 2.1(b)); provided that (i) each such Affiliate agrees to be bound by all of the terms and conditions set forth in this Agreement, and (ii) any act or omission of any Affiliate in violation of this Agreement will be deemed an act or omission of H3C hereunder.
Section 2.2.    Technology Transfer. Mellanox will deliver to H3C or an Affiliate designated by H3C copies of (i) all Licensed Technology set forth in Exhibit A that in the possession or control of Mellanox (as of the applicable delivery date), in accordance with the stages, delivery schedule, format and manner set forth in Exhibit A, and (ii) the function testing report of [****] (“Testing Report”) which will be verified by H3C and attached hereto as Exhibit E upon verification. Mellanox will deliver to H3C or an Affiliate designated by H3C all Project Deliverables required pursuant to a statement of work in accordance with the stages, delivery schedule, format and manner specified therein.
Section 2.3.    Limitations.
(a)    License Restrictions. Except as expressly permitted in this Agreement or by law, H3C will not (i) disassemble, decompile or otherwise reverse engineer the Licensed Technology, any Updates, or any part thereof, or otherwise attempt to learn the source code or algorithms underlying the Licensed Technology or any Update (unless originally provided in source code to H3C); or (ii) use, transfer, sublicense, distribute, modify, create derivative works of or reproduce any Licensed Technology or Update.
(b)    Restricted Use. H3C acknowledges and agrees that the Licensed Technology is not designed or certified for use in components of systems intended for, or in relation to the operation of, weapons, weapons systems, nuclear installations, means of mass transportation, aviation, life-support computers or equipment, hazardous substance management, or for any other application in which the failure of the [****] could create a situation where personal injury or death is reasonably likely to occur (“Restricted Uses”).
(c)    Back Up Copies. H3C may make copies of the Licensed Technology and Updates as necessary for the exercise of its rights under the License or for archival or back-up purposes; and such copies may only be used for such purposes. All such copies are and will remain the exclusive property of Mellanox.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d)    Ownership Notices. H3C shall not remove, obscure or alter Mellanox copyright notices, patent notices, trademarks or other proprietary rights notices affixed to or contained within the Licensed Technology (or any copies thereof).
(e)    Disclaimer. Nothing contained in this Agreement may be construed as: a warranty or representation by Mellanox as to the validity, enforceability or sufficiency of any Mellanox Intellectual Property Right or Licensed Technology; or imposing upon Mellanox any obligation to institute any suit or action for infringement of any Mellanox Intellectual Property Right, or to defend any suit or action brought by a third party which challenges or concerns the validity, enforceability, or right to use any Mellanox Intellectual Property Right or Licensed Technology; or imposing on Mellanox any obligation to file any patent application or other intellectual property right application or registration or to secure or maintain in force any patent or other Mellanox Intellectual Property Right; or a warranty or representation by Mellanox as to the use, performance, operation or maintenance of any Licensed Technology (except as expressly set forth in this Agreement) or [****] used, manufactured or Sold pursuant to this Agreement.
(f)    No Implied Licenses. Except for the expressly granted License, no license or other right is granted to H3C hereunder by implication, estoppel or otherwise, under any Licensed Technology or Intellectual Property Rights of Mellanox. Any use by H3C of any Licensed Technology or Intellectual Property Rights of Mellanox, except as expressly and specifically authorized in this Agreement, constitutes a material breach of this Agreement and may constitute infringement of such Intellectual Property Rights.
3.DEVELOPMENT AND SUPPORT SERVICES
Section 3.1.    Development and Support Services. During the Support Period, Mellanox shall provide to H3C reasonable consulting, training and technical support services that are necessary or useful to enable H3C to independently perform the design, development, manufacturing (if applicable) and support of the [****], as set forth in more detail in this Agreement and the Service Plan (“Development and Support Services”). The Development and Support Services will generally include:
(a)    a number of dedicated Mellanox experts and technical support teams (whether Mellanox employees or third party contractors or service providers engaged by Mellanox to provide these services), as set forth in the Service Plan, to support H3C’s front-end design and back-end design of the [****] (“Mellanox Dedicated Personnel”);
(b)    training sessions designed to assist the H3C team to understand and obtain the necessary or useful knowledge, skills and expertise to use and otherwise exercise its license in and to the Licensed Technology throughout the Support Period;
(c)    development and delivery by Mellanox of certain Updates and Project Deliverables as expressly agreed by the Parties in this Agreement, a statement of work or other writing mutually executed by the Parties;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(d)    advising H3C with respect to physical implementation using [****] processes for the [****];
(e)    responding to H3C’s questions related to [****] manufacturing rules, processes and IP, to the extent relating to the [****], to the best of Mellanox’s knowledge and ability; and
(f)    advising H3C on the qualification and test services, including but not limited to the manufacturing of test wafers and chips to the extent relating to the [****]; and
(g)    providing other related services in connection with the [****], as may be requested by H3C and agreed to by Mellanox from time to time.
Section 3.2.    Project Coordinators. Each Party will assign at least one technically qualified individual as a liaison for delivery and receipt of the Licensed Technology or any exchange or delivery of Confidential Information (“Project Coordinators”). The initial Project Coordinators are specified in Exhibit A. Each Party shall notify the other Party of any change in the identity of its Project Coordinator(s).
Section 3.3.    Assistance with Foundries. In the event H3C elects to have the [****] manufactured by [****], then upon H3C’s request, Mellanox will provide reasonable consulting and advising assistance to H3C, during the Support Period, in connection with the manufacturing of the [****] and solely to the extent such assistance is within Mellanox’s existing capabilities. H3C acknowledges that Mellanox’s ability to provide such assistance will be significantly limited should H3C decide to use [****].
Section 3.4.    Additional Services. The Parties may from time to time agree to expand the Development and Support Services or that Mellanox will provide additional related services, in which case the scope and cost of such expanded or additional services will be detailed in statement(s) of work mutually executed by the Parties.
4.PROPRIETARY RIGHTS
Section 4.1.    Background Technology. Each Party retains and will continue to own all right, title and interest, including all Intellectual Property Rights, in and to all of its Background Technology.
Section 4.2.    Licensed Technology. Subject to the grant of the License, Mellanox retains and will continue to own all right, title and interest in and to all Licensed Technology, Mellanox Intellectual Property Rights and Updates.
Section 4.3.    [****] Technology. Subject to Mellanox’s ownership of any underlying Licensed Technology, Background Technology and Updates, H3C shall exclusively own all [****Technology, and Mellanox hereby irrevocably assigns and agrees to assign to H3C or an Affiliate designated by H3C all right, title and interest in and to any and all Project Deliverables and Jointly Developed [****] Technology. To the extent that any Project Deliverables and Jointly

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Developed [****] Technology, or any Intellectual Property Rights therein, are not assignable as provided in this Section or that Mellanox retains any right, title or interest in or to any Project Deliverables or Jointly Developed [****] Technology, Mellanox hereby unconditionally and irrevocably waives any and all claims and causes of action of any kind against H3C, its Affiliates, and its licensees (through multiple tiers) with respect to such rights, and agrees, at H3C’s request and expense, to consent to and join in any action to enforce such rights, and hereby grants to H3C or an Affiliate designated by H3C an unrestricted, perpetual, irrevocable, fully paid-up, royalty-free, fully transferable, sublicensable (through multiple levels of sublicensees), exclusive (even as to Mellanox, but subject to Section 4.4) right and license, throughout the world, free from any liens or encumbrances, to design, develop, implement, make, have made, assemble, test, use, sell, offer to sell, import, distribute, reproduce, modify, support, repair, refurbish, display and perform (whether publicly or otherwise), disclose and create derivative works and other improvements of, and otherwise commercialize, exploit, or dispose of (and have others exercise such rights on behalf of H3C) all or any portion of the Project Deliverables and Jointly Developed [****] Technology (or any Intellectual Property Rights therein or thereto), in any form or media (now known or later developed). In addition to the foregoing, upon H3C’s request, Mellanox will grant H3C or an Affiliate designated by H3C a power of attorney with the full right and authority in all applicable jurisdictions, to act on Mellanox’s behalf to implement the foregoing assignment.
Section 4.4.    License Back to Mellanox. Subject to the terms and conditions set forth in this Agreement, and Mellanox’s compliance with its obligations under Section 2.2, 3.1 and 3.3 in material respect, H3C ,on behalf of itself and its Affiliates, hereby grants and agrees to grant to Mellanox a perpetual, irrevocable, worldwide, non-exclusive, royalty-free, fully paid-up license, sublicensable to its Affiliates and subcontractors, under all Intellectual Property Rights which are owned or controlled by H3C or any of its Affiliates and embodied in or which would be infringed by the use of any Jointly Developed [****] Technology and Project Deliverables, to use, commercialize and otherwise exploit in any manner any and all Jointly Developed [****] Technology and Project Deliverables in connection with the development, design, having designed, manufacture, having manufactured, testing, verification, use, import, offer to Sell, Sale and otherwise commercialization of any products or services of Mellanox or its Affiliates, other than any [****] that are substantially similar to or competitive with the [****]. For the avoidance of doubt, the foregoing license to such Jointly Developed [****] Technology and Project Deliverables excludes the use of or other exercise of rights to any Technology or Intellectual Property Rights owned by any third party, including any third party Technology that may be included or incorporated into or used with such Jointly Developed [****] Technology or Project Deliverable, and Mellanox acknowledges and agrees that it may have to enter into separate agreements with the applicable third parties to license or sublicense such Technology or Intellectual Property Rights.
5.FEES[****]
Section 5.1.    License Fees; Development and Support Fees. In consideration for the License and the Development and Support Services performed by Mellanox under this Agreement, H3C will pay Mellanox the license fees and development and support fees set forth in Exhibit A (respectively, “License Fee” and “Development and Support Fees”) in accordance with the corresponding schedule or milestones therein.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 5.2.    [****].
(a)    [****]. In addition to the License Fee and Development and Support Fees, H3C will pay [****].
(b)    Payment; Reports. [****]. All [****] on [****] and due [****]. For so long as [****], within [****], H3C will deliver to Mellanox a written report containing the following information: (i) the total number of units of each [****] Sold during [****], (ii) an itemized list (including quantities) of each [****] Sold, either as a standalone product or included as part of any other products (and identifying such other products, if applicable), (iii) an itemized list of the third party buyers and their location (including quantities of each [****] purchased by each buyer), and (iv) a calculation of the [****] and any other information reasonably requested by Mellanox relevant to verifying the calculation and accuracy of the payment due to Mellanox.
Section 5.3.    Payment Terms
(a)    Payments. Unless otherwise set forth in this Agreement, all Fees due pursuant to this Agreement will be due and payable [****] from H3C’s receipt of the applicable invoice. All payments made to Mellanox for the applicable Fees [****] under this Agreement will be in U.S. dollars.
(b)    Taxes. Any and all amounts payable by H3C to Mellanox hereunder[****] are [****] and [****].
Section 5.4.    Records and Audits. H3C shall keep complete and accurate books of account and records with respect to any transaction giving rise to H3C’s obligation to pay any amount due to Mellanox hereunder[****]. H3C shall retain such books and records for a period of [****] from the date of any such transaction, notwithstanding any termination of this Agreement. H3C will permit an independent accounting firm designated by Mellanox (and reasonably acceptable to H3C) to examine and audit, at Mellanox’s cost, no more than once each calendar year, during normal business hours, all books and records as may contain, under recognized accounting practices, information bearing upon the amounts payable to Mellanox[****], under this Agreement. Such auditors will be subject to appropriate measures to protect H3C’s and third parties’ confidential information. Prompt adjustment shall be made by H3C to compensate for any errors or omissions disclosed by such examination or audit which result in an underpayment of any amounts due to Mellanox, together with interest thereon [****]. If any such examination discloses a payment obligation greater than [****] of the applicable period being audited, then H3C, in addition to paying such payment then due, shall pay the reasonable cost of the audit.
6.REPRESENTATIONS AND WARRANTIES
Section 6.1.    Representations and Warranties of H3C. H3C represents and warrants to Mellanox as of the Effective Date that:
(a)    it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)    it has full corporate power and authority to execute, deliver and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; and
(c)    all consents, approvals and authorizations from all governmental authorities required to be obtained by it in connection with this Agreement have been obtained.
Section 6.2.    Representations and Warranties of Mellanox. Mellanox represents and warrants to H3C as of the Effective Date that:
(a)    it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation;
(b)    it has full corporate power and authority to execute, deliver and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;
(c)    all consents, approvals and authorizations from all governmental authorities required to be obtained by it in connection with this Agreement have been obtained;
(d)    Mellanox’s execution of and performance under this Agreement shall not breach any agreement with any third party or any obligation owed by Mellanox to any third party to keep any information or materials in confidence or in trust;
(e)    Mellanox has all necessary rights to grant the licenses, assignments and rights herein to H3C without the need for any assignments, releases, consents, approvals, immunities or other rights not yet obtained, other than with respect to the third party intellectual property set forth in Exhibit D;
(f)    the Development and Support Services furnished by Mellanox will be performed in a professional and workmanlike manner;
(g)    the Licensed Technology includes files that accurately reflect the [****] available in production as of the date hereof.
(h)    the Licensed Technology will conform to the Testing Report, and in the event of a breach of this warranty, H3C shall notify Mellanox promptly in writing of such breach, and Mellanox shall use its reasonable best efforts to promptly (and not later than [****] after receiving the notice) provide an Update or alternative mechanism that conforms the affected Licensed Technology to the Testing Report. In the event of a breach of this warranty [****], if Mellanox fails to do the foregoing, H3C will be entitled to [****];
(i)    to Mellanox’s knowledge, the third party intellectual property set forth in Exhibit D is the complete list of third party intellectual property required for use of the Licensed

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Technology in the same manner that Mellanox uses such Licensed Technology immediately prior to the Effective Date;
(j)    to Mellanox’s knowledge, the  Licensed Technology, Updates and Project Deliverables, and the use or exercise of rights in connection with any of the foregoing as contemplated by this Agreement, do not and will not infringe, violate or misappropriate the Intellectual Property Rights of any person or entity anywhere in the world (the Parties agree that the sole remedy for breach of this representation and warranty is through Mellanox indemnification obligation in Section 9.2); and
(k)    there are no pending or, to Mellanox’s best knowledge, threatened claims alleging that the Licensed Technology infringes or misappropriates any Intellectual Property Rights of third parties.
Section 6.3.    Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, THE LICENSED TECHNOLOGY, PROJECT DELIVERABLES, UPDATES AND CONFIDENTIAL INFORMATION PROVIDED BY MELLANOX TO H3C ARE PROVIDED ON AN “AS-IS” BASIS WITHOUT WARRANTY OF ANY KIND, AND NEITHER PARTY MAKES (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS) ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.
7.CONFIDENTIALITY
Section 7.1.    Confidentiality Obligations. During the term of this Agreement and a period of [****] thereafter, each Recipient agrees shall (a) preserve in strict confidence and secure against accidental loss any and all Confidential Information of the Disclosing Party received or obtained by the Recipient; (b) not disclose any of the Disclosing Party’s Confidential Information except as permitted in Section 7.2 below, and (c) not use any of the Disclosing Party’s Confidential Information except for the purpose of fulfilling Recipient’s obligations and exercising Recipient’s rights under this Agreement. In preserving the Disclosing Party’s Confidential Information, Recipient shall use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care. Without limiting the generality of the foregoing, Recipient shall secure and safeguard any and all information, documents, items of work-in-process and other tangible materials that embody Disclosing Party’s Confidential Information in areas providing restricted access to prevent unauthorized disclosure or use. Any permitted reproduction of Disclosing Party’s Confidential Information by Recipient must contain all confidential or proprietary legends which appear on the original information.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 7.2.    Non-Disclosure Agreements. The Parties acknowledge and agree that any other non-disclosure agreements or confidentiality obligations other than those provided in this Section 7 or otherwise this Agreement shall not apply to anything under this Agreement and that this Section 7 shall prevail over and supersede any terms in any such non-disclosure agreements to the extent applicable. For the avoidance of doubt, no information or materials provided under this Agreement will constitute confidential information under or otherwise be governed by such non-disclosure agreements, regardless of whether such materials are considered confidential information under such non-disclosure agreements.
Section 7.3.    Permitted Disclosures. Recipient shall permit access to Disclosing Party’s Confidential Information solely to its employees and contractors who (a) have a need to know such information in furtherance of the purposes of this Agreement; and (b) have signed confidentiality agreements containing terms at least as restrictive as those contained in this Agreement. Recipient shall not disclose or transfer any Confidential Information of the Disclosing Party to any other third party, without the specific prior written approval of the Disclosing Party, except to the extent required by governmental or court order, provided, however, that the Recipient (i) provides prompt notice thereof to the Disclosing Party, and (ii) uses all commercially reasonable efforts to obtain a protective order or otherwise prevent or minimize public disclosure of such Confidential Information.
Section 7.4.    Additional Obligations. Recipient shall: (a) notify the Disclosing Party promptly of the loss of or any material unauthorized disclosure, possession, use or knowledge, or attempt thereof, of the Disclosing Party’s Confidential Information by any person or entity which may become known to Recipient; (b) promptly furnish to the Disclosing Party full details of the loss, unauthorized possession, use or knowledge, or attempt thereof, and use reasonable efforts to assist the Disclosing Party in recovering such Confidential Information or in investigating or preventing the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of such Confidential Information; (c) use commercially reasonable efforts to cooperate with the Disclosing Party in any litigation and investigation against third parties deemed necessary by the Disclosing Party to protect its proprietary rights; and (d) promptly use all commercially reasonable efforts to prevent a recurrence of any unauthorized possession, use or knowledge of such Confidential Information. Each Party shall bear its own costs incurred in complying with this Section 7.4.
Section 7.5.    Return of Confidential Information. Recipient acknowledges that Disclosing Party retains ownership of all Confidential Information disclosed or made available to Recipient. Upon any termination of this Agreement and/or upon written request by the Disclosing Party, then, except to the extent that: (a) the retention of certain Confidential Information is required for the Recipient’s enjoyment of those of its rights and benefits hereunder that survive the termination of this Agreement; or (b) the erasure or deletion of archival or backup copies on a Recipient Party’s computer or email systems containing Confidential Information would be prohibited by applicable law or regulation or not in compliance with such party’s data retention policies, the Recipient shall either destroy or return to Disclosing Party the original and all copies of any written documents, materials or other tangible items containing or embodying Confidential Information of the Disclosing Party. It being understood that the Recipient may elect to either return or destroy (or cause to be destroyed) any of the foregoing; provided, however, that if such Confidential Information is destroyed or caused to be destroyed, by the Recipient, the Recipient shall promptly deliver to the Disclosing Party a certificate executed by a duly authorized officer of the Recipient certifying to the Disclosing Party that any and all such Confidential Information has been destroyed.
Section 7.6.    Exceptions. Notwithstanding Section 7.1 above, neither Party, as Recipient, will have any obligation to maintain the confidentiality of any information which it can establish (a) was publicly known at the time of its disclosure to it by the Disclosing Party or, through no violation of this Agreement, becomes publicly known; (b) was in the possession of Recipient, without confidentiality restrictions, at the time of disclosure by Disclosing Party as shown by Recipient’s files and records existing immediately prior to the time of disclosure; or (c) is hereafter furnished to Recipient by a third party without an obligation of confidentiality.
Section 7.7.    Remedies. Recipient acknowledges that any unauthorized disclosure or use by a Recipient of the Disclosing Party’s Confidential Information may diminish the value of such information. Therefore, if a Recipient breaches any of its obligations with respect to confidentiality or the use of a Disclosing Party’s Confidential Information hereunder, the

Disclosing Party shall be entitled to seek equitable relief to protect its interests herein, including injunctive relief, as well as monetary damages.
Section 7.8.    Publicity. Neither Party will disclose to any third party the relationship between Mellanox and H3C, the existence of this Agreement or the terms and conditions of this Agreement, without the prior written consent of the other Party, and no public announcement or response to any inquiries regarding this Agreement will be made by either Party without the prior written consent of the other Party as to the timing, form and contents of any such announcement or response. Notwithstanding the foregoing, each Party may disclose the terms and conditions of this Agreement (a) in confidence, to its external auditors, attorneys and advisors; (b) as required or advisable by its securities counsel in connection with the requirements of a public offering, securities filing, securities exchange rules or other applicable securities laws or regulations, with confidential treatment or other confidentiality protection to the extent reasonably available and advisable by its securities counsel; (c) to the competent courts or arbitration bodies in connection with the enforcement or defense of its rights under this Agreement, under confidentiality protection to the extent available, and (d) in confidence, to a third party conducting a due diligence investigation (and its legal or financial representatives or advisors) in connection with a merger or acquisition or proposed merger or acquisition of such Party or a financing, license or the acquisition or disposition of the business or assets of such Party relating to this Agreement.
8.STRATEGIC SUPPLY RELATIONSHIP
Section 8.1.    Continued Supply of [****]. Mellanox will continue to have manufactured and supply to H3C its [****], until Mellanox announces the discontinuation or end of life of each such product, in accordance with the pricing and other terms agreed by the Parties in the Supply Agreement. Any such announcement will be made no later than [****].
Section 8.2.    Purchase Commitment of Mellanox Products. H3C agrees to (i) purchase from Mellanox [****] of Mellanox Products in each calendar quarter from [****] (the “Quarterly Purchase Commitment”), and (ii) purchase from Mellanox a total of [****] of Mellanox Products from [****] (the “Total Purchasing Commitment”) in accordance with the terms of the Supply Agreement. The details of such purchase commitment and the supply of Mellanox Products will be set out in the Supply Agreement, including a commitment from Mellanox to provide market competitive prices and specifications for the Mellanox Products. Should H3C not meet the Quarterly Purchasing Commitment or the Total Purchasing Commitment and fail to make up the shortfall in the immediately subsequent calendar quarter, Mellanox will have the right to: (a) suspend the License and/or the Development and Support Services with [****] prior written notice to H3C (provided that such failure has not been cured during the [****] period) until such time as H3C meets the Quarterly Purchasing Commitment, and/or (b) terminate this Agreement as provided in Section 10.2(c). Subject to the terms and conditions of the Supply Agreement, should H3C fail to meet the Quarterly Purchasing Commitment or the Total Purchasing Commitment and fail to make up the shortfall in the immediately subsequent calendar quarter and such failures are the direct result of, and solely attributable to, Mellanox’s failure or inability to supply Mellanox Products in accordance with the Supply Agreement, provided that H3C has in fact timely submitted (in accordance with the applicable agreed upon lead times) binding purchase orders for the quantities required to meet

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

the Quarterly Purchasing Commitment or the Total Purchasing Commitment, as applicable, the Quarterly Purchasing Commitment or Total Purchasing Commitment will be deemed to have been met for the respective period.
Section 8.3.    Development and Commercialization of [****]. H3C agrees to use commercially reasonable efforts to: (a) develop [****] using Mellanox’s [****] and [****] by [****], and (b) commence sales of such [****] in [****] from [****]. Mellanox will sell to H3C [****] of such [****] and H3C will provide [****] for the [****] as well as [****] as part of the general offering.
9.INDEMNIFICATION; LIMITATION OF LIABILITY
Section 9.1.    Indemnification of Mellanox. H3C will, at its expense, defend (upon Mellanox’s request), indemnify and hold harmless, Mellanox and its Affiliates, their officers, employees and agents from and against any claims, demands, causes of action, damage, liability, cost or expense (including reasonable attorneys’ fees and court costs) caused by, arising out of, or resulting from: (a) the exercise or practice of the rights and licenses granted to H3C under this Agreement, including the Sale of [****]; (b) any third party claim alleging that the [****] infringe or misappropriate the Intellectual Property Rights of such third party but only to the extent such claim does not result directly from the Licensed Technology or Updates; (c) personal injury or property damage arising from the production, manufacture, use, Sale or other commercialization of the [****], except to the extent that any such injury or damage arose solely as a result of Mellanox’s gross negligence or willful misconduct; or (d) any claim to the extent resulting from use of the Licensed Technology in connection with any Restricted Uses. In the event of any claim indemnifiable under this clause, Mellanox will: (i) promptly notify H3C, in writing, of the claim; (ii) provide H3C with all reasonable information and assistance, at H3C’s expense, to defend or settle such claim; and (iii) grant H3C with the authority and control of the defense or settlement of such claim. H3C shall not enter into any settlement of such a claim without Mellanox’ prior written consent, except if such settlement is only for monetary damages (to be paid by H3C) and contains a full release of Mellanox from the claim.
Section 9.2.    Indemnification of H3C. Mellanox will, at its expense, defend (upon H3C’s request), indemnify and hold harmless, H3C and its Affiliates, their officers, employees and agents from and against any claims, demands, causes of action, damage, liability, cost or expense (including reasonable attorneys’ fees and court costs) caused by, arising out of, or resulting from: (a) any third party claim alleging that the Licensed Technology or Updates or the use thereof or exercise of rights with respect thereto in accordance with this Agreement infringe, violate or misappropriate the Intellectual Property Rights of such third party in any of the following jurisdictions: the U.S., Canada, EU, UK, China (including Hong Kong, Taiwan and Macau), Japan, Korea, Indonesia, Malaysia, Singapore and India; or (b) gross negligence, recklessness or willful misconduct by any Mellanox Personnel, except to the extent that any such injury or damage arose solely as a result of H3C’s gross negligence or willful misconduct. In the event of any claim indemnifiable under this clause, H3C will: (i) promptly notify Mellanox, in writing, of the claim; (ii) provide Mellanox with all reasonable information and assistance, at Mellanox’s expense, to defend or settle such claim; and (iii) grant Mellanox with the authority and control of the defense or settlement of such claim.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Mellanox shall not enter into any settlement of such a claim without H3C’s prior written consent, except if such settlement is only for monetary damages (to be paid by Mellanox) and contains a full release of H3C from the claim. THIS SECTION 9.2 SETS FORTH MELLANOX’S ENTIRE OBLIGATION AND LIABILITY AND H3C’S SOLE REMEDY WITH RESPECT TO THIRD PARTY INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS.
THE FOREGOING AND ANY OTHER INDEMNIFICATION OBLIGATIONS EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT CONSTITUTE THE SOLE INDEMNIFICATION OBLIGATIONS OF THE PARTIES IN CONNECTION WITH THIS AGREEMENT.
Section 9.3.    Limitation of Liability. EXCEPT FOR BREACHES SECTION 2.3(A) (LICENSE RESTRICTIONS), SECTION 2.3(B) (PROHIBITED USE) OR SECTION 7 (CONFIDENTIALITY) AND LIABILITY ARISING UNDER SECTION 9.1 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT, THE LICENSED TECHNOLOGY OR [****], EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
10.TERM AND TERMINATION
Section 10.1.    Term. The term of this Agreement will commence on the Effective Date and remain in force and effect unless earlier terminated as provided for herein (the “Term”).
Section 10.2.    Termination.
(a)    Material Breach. If either Party defaults in the performance of a material obligation under this Agreement (except as specified in paragraph (b) and (c) below), and such default is not cured within [****] after written notice is received by the defaulting Party specifying in reasonable detail the nature of the default, the non-defaulting Party may, upon further written notice to the defaulting Party, terminate this Agreement as of the date specified in such termination, provided that with respect to H3C’s obligations to make payment and meet purchase commitments under this Agreement, only such breach described under Section 10.2(b) and Section 10.2(c) shall be considered a material breach of H3C under this Agreement and if any such breach occurs, Section 10.2(b) and/or Section 10.2(c) shall apply, as the case may be.
(b)    Failure to Make Payment. If H3C fails to pay Mellanox any amounts due and payable under this Agreement on the date such payment is due in excess of [****], and such default is not cured within [****] after H3C’s receipt of written notice from Mellanox of such default, then Mellanox may terminate this Agreement and all of H3C’s license rights in the Licensed Technology immediately upon written notice.
(c)    Failure to Meet Purchase Commitments. If (i) H3C fails to meet the Quarterly Purchasing Commitment or the Total Purchasing Commitment and such shortfall is in excess of

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[****] and (ii) H3C fails to cure such default by making up the shortfall in [****] immediately following the period to which the commitment applied, then Mellanox may terminate this Agreement and all of H3C’s license rights in the Licensed Technology immediately upon written notice.
(d)    Change in Control. In the event of any Change in Control by Mellanox, H3C may terminate this Agreement solely pursuant to Section 11.10.
(e)    Insolvency. Either Party may, by giving written notice, terminate this Agreement with immediate effect: (i) if the other Party avails itself or becomes subject to any proceeding under applicable national, federal or state statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within [****] of commencement thereof; (ii) if the other Party petitions, applies for, suffers or permits with or without its consent the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; (iii) if the other Party makes a general assignment for the benefit of its creditors; (iv) if the other Party ceases conducting business in the normal course; or (v) if the other Party becomes insolvent.
(f)    Survival. The provisions of  Section 2.1, Section 2.3, Section 4 (provided Section 4.4 is subject to Section 10.3(a)(ii)) , Section 5.2, Section 5.3, Section 5.4, Section 6.2, Section 7, Section 9, Section 10.2(f), Section 10.3, Section 11 will survive the termination of this Agreement for any reason and will continue in perpetuity, unless such provisions terminate by their terms.
Section 10.3.    Effect of Termination. Upon the termination of this Agreement for any reason: (a) all rights and licenses granted under this Agreement to either Party will terminate, except that (i) if H3C is not in material breach of this Agreement, then the right to manufacture and sell [****] developed prior to the date of termination of this Agreement[****] shall survive, and (ii) if Mellanox is not in material breach of this Agreement, its right to use Jointly Developed [****] Technology and Project Deliverables in accordance with Section 4.4 shall survive; (b) upon written request, Recipient shall return all Confidential Information pursuant to Section 7.5 above to Disclosing Party; and (c) all amounts due and payable to Mellanox as a result of events prior to the date of termination will become due immediately.
11.MISCELLANEOUS

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Section 11.1.    Governing Law and Dispute Resolution. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York, U.S.A., without reference to its conflict of laws principles. Any and all claims or disputes between the Parties in connection with, arising out of or related to this Agreement or the breach or termination hereof, which the Parties are unable to resolve between themselves, shall be resolved exclusively by litigation in the New York state courts or the federal court located in the Southern District of New York, USA. Each Party hereby irrevocably consents to the exclusive personal and subject matter jurisdiction of such courts for such purposes. In any such litigation between the Parties, the prevailing Party will be entitled to recover its attorneys’ and experts’ fees and costs in addition to any other relief to which it may be entitled.
Section 11.2.    Assignments. Except as set forth in this Agreement, no rights under this Agreement may be transferred, whether by assignment, sublicense, merger, operation of law or otherwise, without the prior written approval of the other Party or its successors in its or their sole and absolute discretion, except that no approval will be required for (a) either Party to assign any or all of its rights and obligations hereunder to its Affiliates in accordance with the terms and conditions herein; and (b) Mellanox to assign the Agreement in connection with a merger, acquisition or the sale of all or substantially all of its assets, provided that such assignee shall be bound by the terms and conditions of this Agreement. Any attempt by a Party to assign or sublicense in contravention of this Agreement will be null and void and shall constitute a material breach of this Agreement. In the event that a Party assigns this Agreement to an Affiliate pursuant to the terms and conditions of this Agreement, the assigning Party agrees to cause such Affiliate to comply with and perform all duties and obligations of such Party under this Agreement and such Party will be responsible for the operations of its Affiliate hereunder as if such operations were carried out by such Party, including any payment of all applicable Fees [****] due to Mellanox (in case of H3C as the assigning Party) under the terms and conditions of this Agreement.
Section 11.3.    Relationship of Parties. The Parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement constitutes either Party as the agent of the other Party for any purpose or in any sense whatsoever or constitutes the Parties as partners or joint venturers.
Section 11.4.    Notices. All notices and consents required to be given or made by the Parties must be in writing and will be deemed validly given if delivered by hand or sent by certified mail or facsimile to the following addresses:

To Mellanox:	To H3C:
Mellanox Technologies Ltd.	H3C Technologies Co., Limited
26 HaKidma St., Ofer Industrial Park	LSH Center, Building 1, No.8
Yokneam 2069200	Guangshun South Street, Chaoyang District
Israel	Beijing, China 100102
Attention: General Counsel	Attention: General Counsel
Facsimile: N/A	Facsimile: N/A
Email: legal_notices@mellanox.com	Email: legal@h3c.com

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Notice sent as provided herein will be deemed to have been received on the earlier of (i) the date when actually received or (ii) if by facsimile, when the sending party receives a facsimile confirmation that the message has been received by the Party’s facsimile machine.
Section 11.5.    Severability. The illegality or unenforceability of the whole or any part of the provisions of this Agreement will not affect the continued operation of the remaining provisions of this Agreement and the Parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly affects the Parties’ intent in entering into this Agreement.
Section 11.6.    Waiver. The failure by either Party at any time to insist upon strict performance of any of the terms and conditions in this Agreement will not be deemed a waiver of its right at any time thereafter to insist upon strict performance.
Section 11.7.    Export Controls. Each Party shall comply with all U.S. and foreign export laws and regulations in connection with the transactions contemplated by this Agreement to the extent applicable to it, and shall furnish to the other Party such evidence or written undertakings to comply or written assurances of compliance as the other Party may reasonably request. H3C shall use commercially reasonable efforts to refrain from exporting or re-exporting the Licensed Technology and [****] or any technical data or other materials received from Mellanox or its suppliers to any country, individual or organization proscribed by the United States government, unless properly authorized by the appropriate agency of the United States government. Without limiting the generality of the foregoing, Mellanox shall be responsible, at its sole cost and expense, for: (a) the preparation and filing of any and all reports, notices or other documents or materials required by any agency of the United States government or any other country or jurisdiction having authority over the conduct of Mellanox’s business or the export or re-export of the Licensed Technology from Israel, and (b) obtaining the appropriate licenses and permits necessary to export or re-export the Licensed Technology from Israel. H3C shall be responsible for obtaining, at its sole cost and expense, the appropriate licenses and permits necessary to import the Licensed Technology or to import or export any [****] in which the Licensed Technology is integrated or enabled. If a Party is unable to perform its obligations under this Agreement due to any export or import controls, such Party will promptly notify the other Party and the Parties will promptly meet and consult with each other to resolve the issue in good faith for a period of [****] (or such longer period of time as the Parties may agree upon writing). In the event such issue cannot be resolved with the aforementioned time frame, such issue shall be treated as a “Force Majeure” under Section 11.9.
Section 11.8.    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be considered as an original, but all of which, taken together, are to be regarded as one and the same agreement.
Section 11.9.    Force Majeure. Neither Party will be considered in default of performance of its obligations under this Agreement to the extent that performance of such obligations is delayed or prevented by Force Majeure. For purposes of this Agreement, “Force Majeure” means an event that delays or renders performance impossible by acts of governmental, civil or military authority, natural disaster, strikes, hostilities, riot, acts of terrorism or the effects thereof, sabotage, vandalism or intentional damage of any kind, or any event or circumstance beyond the reasonable control of

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

a Party. In the event of such Force Majeure, the time for performance will be extended by a period necessary to overcome the effects of the Force Majeure. The Party affected by such events or circumstances shall advise the other as soon as practicable of the same and when such events or circumstances no longer prevail. Should the Force Majeure be expected to extend beyond thirty (30) days, either Party may at its option terminate this Agreement.
Section 11.10.    Change in Control. In the event of any Change in Control of Mellanox, Mellanox shall, to the extent possible, notify H3C in writing with sufficient details prior to such Change in Control event occurs and shall provide necessary information as reasonably requested by H3C to enable H3C to determine whether such Change in Control event would result in certain adverse effect on Mellanox’s ability to perform this Agreement. If H3C in its sole discretion determines that any such Change in Control event would result in certain adverse effect on Mellanox’s ability to perform this Agreement in any way, Mellanox and H3C shall consult with each other and Mellanox shall take all necessary actions to prevent or rectify such adverse effect to H3C’s satisfaction. If such adverse effect cannot be prevented or rectified within [****] after the initial consultation between the Parties takes place pursuant to this Section 11.10, H3C may unilaterally terminate this Agreement. For the avoidance of doubt, without prejudice to Section 10.3, upon such termination of this Agreement, all rights and licenses granted under this Agreement to H3C will terminate and all amounts due and payable to Mellanox up to the effective date of termination will become due immediately, and H3C will not be entitled to any refund as a result of such termination.
Section 11.11.    Entire Agreement. This Agreement and the Exhibits hereto are the complete agreement of the Parties relating to the subject matter hereof. This Agreement supersedes and governs any other prior or collateral agreements with respect to the subject matter hereof, including prior unsigned versions of this Agreement and any proposals related thereto. Any amendment to this Agreement or any modification of any term of this Agreement must be in writing and must be executed by an authorized representative of each Party. Without limiting the generality of the foregoing, no term or condition of, or any provision in, any purchase order, invoice, order acknowledgement or similar or other document submitted by either Party to the other Party in connection with the transaction envisioned by this Agreement shall be binding on either Party unless contained in a writing actually signed by a duly authorized representative of each Party.
Section 11.12.    No Solicitation. During the Term of the Agreement and for a period of [****] following the termination thereof for any reason, neither Party shall solicit to hire or otherwise employ any of the executive officers, technical personnel or other employees of the other Party or of the other Party’s subcontractors, except by the prior written consent of the other Party. This Section shall not prohibit general solicitations made through newspapers, trade publications, or Internet advertisements, nor to the hiring of individuals who respond to such solicitations provided that: (a) the employees first approached the hiring Party in response to the hiring Party’s solicitation published in a newspaper, trade publication or on the Internet, which solicitation was directed solely to the public and not specifically targeted or directed to the other Party’s employees; or (b) the employees first approached the hiring Party in search of employment on their own initiative without any direct or indirect prompting from the hiring Party, or any person or entity acting on the hiring Party’s behalf, other than a public solicitation as stated in subsection (a).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

In addition, this Section shall not prohibit the soliciting, recruiting or hiring of any individual who has left his or her position with the other Party at least three years prior to the time the hiring party solicits, recruits, or hires such individual.

IN WITNESS WHEREOF, EACH PARTY HAS CAUSED THIS AGREEMENT TO BE SIGNED BY ITS DULY AUTHORIZED OFFICER OR REPRESENTATIVE EFFECTIVE AS OF THE EFFECTIVE DATE.

MELLANOX TECHNOLOGIES, LTD. By: /s/ Amir Prescher Name: Amir Prescher _ Title: SVP Sales & BD _ Date: January 17, 2019 _	H3C TECHNOLOGIES CO., LIMITED By: /s/ Tony YU Name: Tony YU _ Title: President & CEO Date: January 21, 2019

EXHIBIT A

I.    LICENSED TECHNOLOGY
[*****]
Training Plan
[****]
[****]
II.    FEES [****]
1.License Fees:
[****]

2.Development and Support Fees:
[****], payable over [****] following the Effective Date, based on the milestones set forth in the table below. Each payment will be due and payable upon the earlier of either the respective milestone being met or the respective Estimated Target Date in the table.
[****]

[****]:
[****].
[****].

III.    PROJECT COORDINATORS
[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
[*****] = Two pages of confidential information, marked by brackets, have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT B

SERVICE PLAN
The table below lists the number of Mellanox Dedicated Personnel during the Support Period. Those individuals are fully allocated to support H3C’s [****] development. If the need arises, Mellanox will add others on a per need basis and in accordance to the expertise and knowledge required.

Mellanox Dedicated Personnel will be located in Israel. Based on mutually agreed requirements, Mellanox will send the relevant experts to H3C sites and/or H3C will send engineers to Mellanox sites.

The Mellanox Dedicated Personnel resource schedule aligns to an assumed H3C [****] development schedule, starting with the Effective Date:

[****]

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT C

MELLANOX’S COMPETITORS
[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT D

THIRD PARTY INTELLECTUAL PROPERTY

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT E

TESTING REPORT
[*****]

[*****] = Nine pages of confidential information, marked by brackets, have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.